Exhibit 10.22

Short-Term Loan Agreement

Shanghai Pudong Development Bank Wuhan Branch/Sub-branch
No.: 70052007280444
Client:	Wuhan Generating Equipment Co., Ltd. (the “Company”)	Date of Application:	October 23, 2007

Address:		Contact Person of the Client:

Tel:	59700043	Contact Person of the Lender: (to be filled in by the Lender)

Fax:

The Company hereby irrevocably applies for the short term working capital loan from your bank in accordance with the following terms and conditions under this agreement:

1. Paramount Clauses

☐
This Agreement is executed as a subsidiary financing document of the Financing Credit Agreement, No.  (Hereinafter referred as the financing line agreement). Upon effectiveness of this Agreement, all its provisions shall be consolidated in the financing line agreement as a part of the agreement (If the Client and the Lender have entered into a financing line agreement, this item shall be selected and the serial number of the financing line agreement shall be specified.);

☒
This Agreement shall constitute an independent loan document between the Client and the Lender (If the Client and the Lender has not entered into a financing credit agreement, this item shall be selected.)

☐	The purpose of the loan under this Agreement is borrowing to repay, which the guarantor has already understood.
Name of original agreement:
Date of Execution:
Serial Number:
(If purpose of the loan is borrowing to repay, this item shall be checked.)

2. Description of the Loan Facility

(If the financing credit agreement executed by the client has provided for the interest rate and penalty interest rate in respect of the Loan, then it is not necessary to fill in relevant columns in this Agreement.)

Category of Short Term Loans: A. Fixed Period Short Term Loan B. Short Term Loan Can Be Lent and Repaid at Any Time.

Currency	Amount	Category	Withdrawal Date	Due Date of(or Period)	Interest Rate	Manner of Interest Settlement	Penalty Interest Rate for Overdue Repayment	Penalty Interest Rate for Appropriation
RMB	20,000,000	A	Oct.24 2007	Oct.23 2008	7.29%	Interest payment by quarters	10.935%	10.935%
			Oct.24 2007	Oct.23 2008

Description of repayment mode:

Instructions: The RMB interest rate is yearly interest rate. In case of floating interest rate, floatation period shall be specified. In case of Fixed Period Short Term Loan, due date shall be filled in. Due date of in case of Short Term Loan of Borrowing and Repaying at Any Time refers to the date of latest repayment of Client.

3. Description of Guaranty (If the client financing line agreement has provided for the guarantee, then it is not necessary to fill in the relevant blanks in this Agreement.)
Guarantor:	Wuhan Blower Co., Ltd, Xu Jie, Xu Hong Sheng ZD7005200728020001 ZB7005200728021401 ZB7005200728021402 ZB7005200728021403	Guaranty Mode:	☒ Mortgage; ☐ Pledge; ☒ Surety

4. General Provisions

The Client hereby confirms that it has read and agrees to the following general provisions of the loan agreement:

1.
Revocation by Lender: After the Lender executes this Agreement, the Lender may revoke the loan commitment under this Agreement at any time unless it actually grants the Loan applied by the Client to the Client according to this Agreement.

2.	Measure of Interest Payment: Unless it is expressly stated, measure of interest payment under this Agreement shall be calculated each day and clearance of interest along with the principal.

3.
Delivery of Documents: The Client undertakes that it shall provide the following documents to the Lender or satisfy corresponding requirements prior to the withdrawal. The Lender shall have no obligation to examine the authenticity of these documents:

(1)	Copies of the latest articles of association and business license of the Client;

(2)
Board of directors resolutions authorizing the Client to execute this Agreement and related subsidiary financing documents (In the event that articles of association of the Client limit agreements execution powers of the legal representative); and

(3)	Client’s power of attorney in respect of its authorized representative and sample of signature of the authorized representative.

(4)	This Agreement is legally and effectively executed by the Client;

(5)	The withdrawal date specified by the Client is a business day of the Lender.

(6)	In the event that the Loan under this Agreement is guaranteed, the guaranty documents have been executed and come into effect prior to the withdrawal.

(7)	Other documents/conditions required by the Lender from time to time.

4.
Withdrawals and Repayments Dates: In the event that specified withdrawal or repayment date is not a business day of the Lender, then specified withdrawal or repayment date shall be postponed to the subsequent business day of the Lender. Interest shall be charged during the postponed repayment period.

5.
Repayment in advance and acceleration of maturity: In case of Short-Term Loan of Borrowing and Repaying at Any Time, the Client may repay the loan at any time prior to the due date. In case of Fixed Period Short-Term Loan, if the Client intends to repay the loan ahead of schedule, the Client shall obtain written consent of the Lender and fully compensate the Lender for any costs and losses arising from the repayment in advance. Any repayment in advance shall be considered as the accelerating due of the loan. The Lender shall be entitled to inform the Client of accelerating due of the loan facility under this Agreement at all time without any causes, and the Client shall repay the loan immediately.

6.
Tax: Unless the law requires that the Client must deduct the relevant taxation when repaying the loan, the Client shall fully repay the loan under this Agreement without any deduction. If the Client must deduct the relevant taxation according to the laws, the Client shall pay the Lender extra sums in order to ensure that the amount received by the Lender is equivalent to the amount without any deduction.

7.
Representations and Warranties: The Client makes the following warranties and representations and these warranties and representations shall be deemed as repeatedly effective as the Lender grants the Loan to the Client according to this Agreement each time:

(1)
The Client is a company which is duly incorporated, organized under the laws of the PRC (Excluding Hong Kong, Macro Special Administrative Region and Taiwan Region, similarly hereinafter) and has the power and authority to execute this Agreement and any documents relating to this Agreement. Further, the Client has taken any necessary corporate actions so as to ensure this Agreement and any documents relating to this Agreement are legal, effective and enforceable;

(2)
Both the execution of this Agreement and the performance of the obligations under this Agreement by the Client have not and will not violate any other contracts or documents or articles of association executed by it, any applicable law, regulations or administrative rules, the related documents, rulings, decisions by the competent authorities or be inconsistent with any other obligations or arrangements by the Client.

(3)
There are no liquidation, bankruptcy, reorganization, merger, division, consolidation, winding-up, close-down, or other similar legal procedures against the Client, its any shareholder or its affiliates; and no circumstances which would probably result in or concern with such procedures occur;

(4)
There is no economic, civil, criminal, administrative litigation procedure or similar arbitration procedures against the Client and no circumstances which would probably result in its involvement in such litigation or arbitration procedures;

(5)
There is no enforcement, close down, seizing, freezing, pledge or regulatory measures against the legal representative, directors, supervisors, other senior management or any significant assets of the Client;

(6)
The Client undertakes that all the financial statements (If any) issued by it shall comply with the laws of the PRC and truly, completely and fairly reflect its financial conditions. All the materials, documents or information relating to itself and the guarantor provided by the Client to the Lender during the course of execution and performance of this Agreement shall be true, effective, accurate, complete without any concealing or omission;

(7)
The Client shall strictly comply with the laws and regulations during the course of ordinary business and carry out various activities in accordance with the business scope specified in business license of the Client or verified according to the laws and conduct annual registration inspection timely.

(8)	The Client undertakes that there are no other circumstances or events which may cause material adverse effect on performance ability of the Client.

8.	Undertakings: The Client hereby undertakes as follows:

(1)	The Client shall strictly comply with and perform various obligations under this Agreements:

(2)
The Client shall repay the principal and interest hereof and related expenses in accordance with provisions of this Agreements; the Client shall conduct, obtain and comply with all the approval, authorization, registration, license as required by applicable law, and maintain the effectiveness of the aforesaid to enable itself legally execute this Agreement and performance all the obligations under any documents related to this Agreement. The Client shall present relevant certificate or proof if required by the Lender.

(3)
Within five (5) business days after being involved in any economic, civil, criminal, administrative litigation procedures or similar arbitration procedures which could cause material and adverse effect on itself, or knowing that its significant assets are involved in any enforcement, seizing, close-down, freezing, lien or supervisory measures, the Client shall notify the Lender of the above matters in writing and specifically explain the influence and the remedial measures which have been taken or planed to be taken;

(4)	Without the written consent of the Lender, the Client shall not settle any large amount of liability payable to the third party other than the Lender or perform any guaranty liability.

(5)
Without the written consent of the Lender, the Client shall not make itself liable to any large amount of liability or contingent liability or intend to offer any guarantee with priority against other liabilities payable by itself or any third party. During the period from execution date of this agreement to the full repayment of the liability under this Agreement, without the written consent of the Lender, the Client shall not:

a.	Carry out the legal procedures such as liquidation, reorganization, bankruptcy, takeover, consolidation, restructuring, dissolution, closing, winding up or similar legal procedures;

b.	Dispose of any material assets by selling, leasing, gifting, transfer or any other means not for the purpose of ordinary operation;

c.	Change its shareholding structure;

d.
Enter into the contracts/agreements which may have material and adverse effects on the Client’s ability to perform the obligation under this Agreement or bear the related obligations which have the same effects.

(6)
In the event that there are some special circumstances or changes in relation to the guarantee under this Agreement, the Client shall timely provide such other guarantees as agreed by the Lender upon the request of the Lender. These special circumstances or changes include but do not limit to: the guarantor is closed, liquidated and suspended of operation for rectification; its business license is revoked or cancelled; the Client applies for reorganization and bankruptcy or is required of reorganization and bankruptcy; there are great changes in case of the operational or financial conditions; involving in material litigation or arbitration cases; its legal representative, directors, supervisors or key managements committed crimes; the value of the collateral decreases or the collateral is imposed on protective measures such as seal up; the guaranty contract is violated or is required to be rescinded, etc.

(7)
Upon the request of the Lender, the Client shall go through procedures of public notary which has the validity of enforcement with the public notary authorities designated by the Lender at the Client’s expense.

(8)	The Client shall notify the Lender of any events which may impair the Client’s ability to perform this Agreement or the obligations under any documents in relation to this Agreement.

9. Expenses and Costs: In case of the fees in connection with the amendment and execution, enforcement, public notary, registration to any documents related to this Agreement incurred by the Lender, the Client shall immediately compensate the Lender for these fees upon the request of the Lender, except for the taxation payable by the Lender subject to the specified regulations of the law. The Client shall pay the stamp tax and other taxes in connection with this Agreement and any documents relating to this Agreement.

10. Penalty Interest Rate: As to any sums due and payable by the Client to the Lender, the Client shall pay the penalty according to the unpaid liability (including unpaid interest) during the period from the due date to the date of actual repayment. The penalty shall be settled each month (including any penalty for appropriation, if any) and compound interest shall be calculated monthly.

11. Authorized Repayment and Offset: The Client hereby authorizes the Lender, in case of any failure to repay any due liability payable by the Client to the Lender, whether the debt is under this Agreement or not, to repay the liability by transferring the sums under the Client’s account (without considering which currency kind) at the Lender. This authorization is irrevocable. If the issue of exchange rate conversion is involved, the Lender shall convert in accordance with the exchange rate determined by the Lender and the Client takes the exchange rate risk.

12. Certificate of Indebtedness: The Lender shall maintain a set of accounts and supporting evidences in its accounting books which relate to the business activities mentioned in this Agreement in accordance with its consistent business operational standards. Except for the obvious mistakes, the Client shall admit that the records relating to the accounts and supporting evidences are the effective evidences in case of the liability payable by the Client.

13. Assignment: The Client shall not assign any rights or obligations under this Agreement. The Lender shall have the right to assign its rights or obligations under this Agreement to any third party at any time and disclose any information relating to this Agreement to the third party, including any information provided by the Client or the guarantor of the Client for the purpose of this Agreement.

14. Disclosure of Information: The Client consents that except for the permitted disclosure in Section 13, the Lender shall also have the right to disclose any information in relation to this Agreement to its headquarter, branches, affiliates and the staff employed by these organizations. Meanwhile, the Lender shall have the right to disclose information subject to the requirements by the law or regulations and the governmental authorities or judicial authorities.

15. Default: Any violations of any representations and warranties under this Agreement or such representations and warranties being proved to be inaccurate, false, having omission, misleading, or breached, and/or the Client violating or failing to perform any undertakings under this Agreement, and/or the Client’s violation of any provisions of this Agreement, and/or occurrence of any circumstances under which safety of the Loan may be impaired, and/or the guarantor violating any provisions of the guaranty document, shall all constitute Client’s default of this Agreement. The Lender shall have the right to declare the accelerating due of the loan and compensate the Lender for all losses including the attorney fees.

16. Special provisions for group client(s): In case of group clients, the Client hereby consents that: (1) the Client shall timely report the related transactions involving of no less than 10% net assets of the actual grantee of the loan, including: a. the related relationship between the parties to transaction; b. projects and nature of transaction; c. the sums of transaction or corresponding percentage; d. pricing policy (including the transaction with no sums or symbolic sums); (2) The Lender shall have the right to unilaterally cancel the facility which has not been used by the Client, withdraw part or all of the facility which has been utilized by the Client or require the Client to provide up to 100% deposit under one of the following circumstances: a. providing false materials or concealing material operational and financial facts; b. without the consent of the Lender, the Client altering proposed use of the facility , appropriating the facility or carrying on illegal transactions by using the loan facility; c. the Client defrauds the bank capital or facility by utilizing the false contract with the related party or discounting and pledging the note receivable or accounts receivable without actual trading background at the Bank; d. refusing the Lender’s supervision and investigation on the use of bank facility and the related operational and financial activities; e. arising material mergers, acquisitions or reorganization and the Lender believes that the safety of the facility may be affected; f. intentionally evading or abolishing bank creditor rights through related transactions.

17. Other provisions agreed: [None]

18. Applicable laws and judicial jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the PRC (Excluding Hong Kong, Macro Special Administrative Region and Taiwan Region). Any disputes in connection with this Agreement shall be under the non-exclusive jurisdiction of the People’s Court in the locality of the Lender.

19. Service of process in litigation: The Client confirms that in case of any litigation in connection with this Agreement, serving of the judicial documents such as summons and notices during the course of litigation on it to the address specified in the beginning of this Agreement shall be considered as duly being served. Any alteration of the above address shall not be effective to the Lender unless notification is given to the Lender in advance.

20. Severability of provisions: The ineffectiveness, invalidity or unenforceability of any provisions shall not affect the effectiveness, validity or enforceability of other provisions of this Agreement.

21. Waivers: During the effective term of this Agreement, any extension or delay of carrying out actions in case of any breach or other actions by the Client shall not impair, affect or restrict all the rights or interests under the law or this Agreement applicable to the Lender as the creditor or be considered as the approval for the actions by the Client which are in violation of this Agreement, or even be considered as the waiver of the right to take measures in case of the current or pending actions of breach by the Client.

22. Consistency of the Financing Line Agreement: In the event of any inconsistence between the Financing Credit Agreement (If any, including its effective amendments as made from time to time) and this Agreement, this Agreement shall prevail.

23. Execution: This Agreement is executed in four original copies. The Client keeps one (1) copy and the Lender keeps three (3) copies. This Agreement, after signed or sealed by legal representatives/ heads or authorized agents of the Parties, shall become effective from the date of application.

Execution Column

Both Parties confirm that at the time of execution of this Agreement, all articles of this Agreement have been explained and discussed in detail. Both Parties have no doubts on all articles of this Agreement and have correct understandings of the legal meaning of the rights or obligations and liability restriction or exemption clauses.

Client (Seal): Wuhan Generating Equipment Co., Ltd. (Seal) Legal Representative or Authorized Agent (Signature or Seal): Xiao Jixin (Seal)	Lender (Seal): Shanghai Pudong Development Bank Wuhan Branch (Appropriative Seal for Loan Contract) Legal Representative or Authorized Agent (Signature or Seal) Li Fan(Seal)